                                                                   EXHIBIT 10.12

                             MOBINETIX SYSTEMS, INC.
                   SERIES D PREFERRED STOCK PURCHASE AGREEMENT


      This Series D Preferred Stock Purchase Agreement is made and entered into as of April 24, 1998 (the "EFFECTIVE DATE"), by and among MOBINETIX SYSTEMS, INC., a Delaware corporation, (the "COMPANY"), and WELCH ALLYN, INC., a New York corporation, (the "PURCHASER").

                                    Recitals

      WHEREAS, the Purchaser desires to purchase, and the Company agrees to sell, shares of the Company's Series D Preferred Stock pursuant to the terms and conditions of this Agreement.

      WHEREAS, in connection with the foregoing transactions, certain of the parties hereto shall enter into a certain additional agreement (the "ANCILLARY AGREEMENT"), namely, the Investor Rights Agreement (the "RIGHTS AGREEMENT") providing for, among other things, registration, first refusal and co-sale rights and information rights.

      NOW, therefore, in consideration of the mutual promises contained herein and made pursuant hereto, and good and available consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    Article 1
                        Authorization and Sale of Shares

      1.1 Authorization of the Shares. The Company has, or before the Closing (as defined in Section 2.1 below) will have, authorized the sale and issuance of up to one million three hundred thousand (1,273,149) shares (the "SHARES") of its Series D Preferred Stock (the "SERIES D PREFERRED"), having the rights, restrictions, privileges and preferences as set forth in the Company's Restated Certificate of Incorporation, as amended as of the Closing Date (the "RESTATED CHARTER"), in the form of Exhibit A-1.

      1.2 Sale of the Shares. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing, 1,273,149 Shares at a purchase price of five dollars and forty cents ($5.40) per Share.


                                    Article 2
                             Closing Date; Delivery

      2.1 Closing Date. The closing of the purchase and sale of the Shares hereunder (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 4:00 p.m., Pacific Daylight Time, on that date as soon as practicable after (i) the date which is twenty (20) days after the delivery to the Company's stockholders of an information statement (the "INFORMATION STATEMENT") relating to the amendment to the Company's Restated Charter to authorize the Series D Preferred; and (ii) the satisfaction or waiver of the conditions set forth in Articles 5 and 6; or at such other time and place as shall be mutually agreed upon by the Company and the Purchaser (the "CLOSING DATE"). As of the date of execution hereof, it is anticipated that the Information Statement will be delivered to the Company's stockholders on or about May 8, 1998.

      2.2 Delivery. At the Closing, and conditioned upon delivery to the Company of (i) a check or wire transfer payable to the order of the Company in the amount of the purchase price of the Shares to be purchased by the Purchaser and
(ii) the other documents required to be delivered under this Agreement pursuant to Article 5 hereof, the Company shall deliver to the Purchaser a certificate, registered in Purchaser's name representing the number of Shares that Purchaser is purchasing from the Company.


                                    Article 3
                   Representations and Warranties of the Company

      Except as set forth in Exhibit A attached hereto (the "SCHEDULE OF EXCEPTIONS", the Company (which for purposes of this Article 3 includes all subsidiaries of the Company, except Sections 3.1, 3.2, and 3.4) hereby represents and warrants to the Purchaser as follows:

      3.1 Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own or lease and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company's business as presently conducted and as currently proposed to be conducted. The Company has made available to the Purchaser copies of its Restated Certificate and Bylaws, as presently in effect.

      3.2 Corporate Power. The Company has or will have at the Closing all requisite corporate power to execute and deliver this Agreement and to sell and issue the Shares hereunder, to issue the Common Stock (as defined in Section 3.4 below) issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of this Agreement.


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      3.3 Subsidiaries. Except as disclosed in the Schedule of Exceptions, the
Company has no subsidiaries and does not own of record or beneficially any capital stock or equity interest or investment in any corporation, association or business entity.

      3.4 Capitalization. As of the Effective Date, the Company's authorized capital stock consists of (a) 12,000,000 shares of common stock (the "COMMON STOCK"), of which 1,618,815 shares will be issued and outstanding, and (b) 1,798,125 shares of Preferred Stock, 70,000 of which have been designated Series A Preferred Stock, of which no shares are issued and outstanding, 1,700,000 of which have been designated Series B Preferred Stock, of which 858,309 shares are issued and outstanding, and 28,125 of which have been designated Series C Preferred Stock, all of which shares are issued and outstanding. The outstanding shares of Common Stock of the Company are duly and validly issued, fully paid and nonassessable, and such shares, and all outstanding options, warrants, convertible notes, and other securities of the Company, have been issued in full compliance with the applicable exemptions from the Securities Act of 1933, as amended (the "ACT"), the registration and qualification requirements of all applicable securities laws of states of the United States and all other provisions of applicable securities laws of States of the United States, including, without limitation, anti-fraud provisions.

            The Company has outstanding warrants to purchase 425,006 shares of Common Stock, at an exercise price per share ranging from $2.01 to $3.75.

            The Company has reserved (i) 1,273,149 shares of Common Stock for issuance upon conversion of the Series D Preferred; (ii) 1,273,149 shares of Series D Preferred for issuance hereunder; (iii) 1,125,000 shares of Common Stock for issuance upon conversion of the Series C Preferred; (iv) 3,400,000 shares of Common Stock for issuance upon conversion of the Series B Preferred; and (v) 1,500,000 shares of Common Stock for issuance upon exercise of options pursuant to the Company's 1996 Stock Plan, 1,364,950 of which have been granted as of the date hereof, and 216,625 which remain available for future grant. The Company has granted options to purchase 57,368 shares of Common Stock pursuant to the Company's 1992 Stock Plan. The Company has granted options to purchase 57,368 shares of Common Stock pursuant to the Company's 1992 Stock Plan. No additional shares of Common Stock are available for the granting of options under the 1992 Stock Plan.

            The Series D Preferred will have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. There are no other currently outstanding preemptive or conversion rights, options, warrants or agreements granted or issued by or binding upon the Company for the purchase or acquisition of any shares of its capital stock.

      3.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Rights Agreement, attached hereto as Exhibit B and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and of the Common Stock issuable upon conversion thereof has been taken or will be


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

taken prior to the Closing. This Agreement and the Ancillary Agreement constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, including rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement will be validly issued, fully paid and nonassessable issued in compliance with all applicable federal and state securities laws (based in part upon the representation of the Purchaser contained herein) and will be free of any liens or encumbrances, and will be free of restrictions on transfer other than under this Agreement, the Ancillary Agreement and state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

      3.6 Consents. No consent, approval, qualification, order or authorization of, or filing with, any governmental authority or any other third party (except the Shareholder approval needed to file the Restated Certificate) is required in connection with the Company's valid execution, delivery or performance of this Agreement or the Ancillary Agreement, or the offer, sale or issuance of the Shares by the Company, the conversion of the Shares, the issuance of Common Stock upon conversion of the Shares, or the consummation of any other transaction contemplated on the part of the Company hereby or thereby, except
(a) the filing of the Restated Certificate with the Secretary of State of the State of Delaware prior to the Closing and (b) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company shall complete within the lesser of fifteen (15) days of the Closing Date or the required statutory period.

      3.7 Title to Properties; Liens and Encumbrances. The Company has good and marketable title to its properties and assets and, with respect to the property and assets leased by the Company, holds valid leasehold interests therein, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have arisen in the ordinary course of business.

      3.8 Proprietary Information and Other Rights. The Company has title and ownership of all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively, "Proprietary Information") necessary for its business as now conducted and as presently proposed to be conducted without, to the best knowledge of the Company, any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company


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

has not received any communications alleging that the Company has violated or, by conducting their business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity. To the best knowledge of the Company none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, or the Ancillary Agreement nor the carrying on of the Company's business by the employees of the Company nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of their employees (or people they currently intend to hire) made prior to their employment by the Company.

      3.9 Offering. Subject to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

      3.10 Compliance with Other Instruments. The Company is not in any violation of any term of the Restated Certificate or its Bylaws, any term of any agreement to which the Company is a party, or any judgment, decree, order, statute, rule or regulation to which the Company is subject, that would have a material adverse effect on the condition, financial or otherwise, prospects or operations of the Company.

      3.11 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company.

      3.12 Agreements; Action.

            (a) Other than as indicated on the Schedule of Exceptions attached as Exhibit A hereto, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which they are bound that involve obligations of, or payments to the Company in excess of, $75,000.

            (b) Other than as disclosed on Exhibit A, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any liabilities in excess of $75,000 in the aggregate, (iii) made any loans or advances to any person, other than


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ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights other than the sale of their inventory in the ordinary course of business.

            (c) Other than as indicated on the Schedule of Exceptions attached as Exhibit A hereto, there are no agreements to which the Company is a party or by which it is bound that are in favor of any shareholder, officer, director, option holder or warrant holder of the Company.

            (d) The Company is not a party to or bound by any contract, agreement or instrument, or subject to any restriction under the Company's Restated Certificate or Bylaws, which adversely affects their business as now conducted or as proposed to be conducted, their properties or their financial condition.

      3.13 Disclosure. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to acquire the Series D Preferred and all information that the Company believes is reasonably necessary to enable the Purchaser to make such decision. None of this Agreement, the Ancillary Agreement or any other statements, information, certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

      3.14 Use of UMAI Technology. The Company hereby represents that it does not use any technology licensed to the Company (or its subsidiary) by United Manufacturing Assembly, Inc. in the License Agreement dated December 22, 1995 in any of its products other than in its MP-100 product.

      3.15 No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreement, the issuance, sale and delivery of the Shares, and the issuance and delivery of shares of common stock of the Company upon conversion of the Shares, will not violate any provision of law, the Certificate of Incorporation or By-laws of the Company or any order, judgment or decree of any court or any governmental agency, or conflict with, result in a breach of, or constitute a default under, any indenture, agreement or other instrument by which the Company, or any of its respective assets, is bound, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance on any of the assets of the Company.

      3.16 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Company, and the Company is not aware of any basis for the foregoing. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency.

      3.17 Financial Statements. The Company has delivered to the Purchaser copies of the following financial statements of the Company (collectively, the "Financial Statements"):

            (a) Audited consolidated balance sheet, profit and loss statement, statement of shareholders equity, and statement of cash flow at June 30, 1997 and for the year then ended.


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

            (b) An unaudited consolidated balance sheet and profit and loss statement for the period ending February 28, 1998.

The foregoing Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company as of the dates and for the periods indicated. Except as reflected in the Financial Statements, the Company has no liabilities, absolute or contingent, other than those incurred in the ordinary course of business since the last date of the Financial Statements.

      3.18 Adverse Changes. Since June 30, 1997, there has been no material adverse change in the business, operations, properties, prospectus or condition (financial or otherwise) of the Company, and the Company has conducted its businesses only in the ordinary course.

      3.19 Taxes. The Company have filed when due all federal, state, local and foreign tax returns required to be filed by them. Each such tax return is true and complete in all materials respects and the Company has paid all taxes due under such returns. There is no action, suit, proceeding, investigation, audit or claim now pending against or with respect the Company in respect of any tax or assessment, nor is any additional tax or assessment asserted by any governmental authority. All taxes, interest, penalties, assessments or deficiencies for periods prior to the Closing have been paid in full except for taxes not yet due. The reserves established on the books of the Company for taxes not yet due are adequate to satisfy all liabilities for taxes not yet due.

      3.20 ERISA. Each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company with respect to any of its employees that covers some or all of its employees (each such plan referred to as an "Employee Benefit Plan") has been established and administered in compliance with their terms and with all filing, reporting, funding, disclosure and other requirements of ERISA, the Internal Revenue Code of 1986 as amended (the "Code") and all other laws and regulations, and all reported required by any governmental agency with respect to the Employee Benefit Plans have been timely filed. Neither the Company nor any disqualified person or party in interest (as defined in Section 4975 of the code and Section 3(14) of ERISA) with respect to any Employee Benefit Plan, has engaged in any transaction in violation of ERISA or Section 4975 of the Code for which no exemption exists, nor has there occurred any Reportable Event or Accumulated Funding Deficiency (as those terms are defined in ERISA) with respect to any such employee benefit plan.

      3.21  Environmental Matters

            (a) For purposes of this Section, the term "Environmental Law" shall mean any federal, state, county or local law, statute, ordinance, decisional law, rule, regulation, code, order, decree, directive or judgment relating to public health or safety, pollution, damage to or protection of the environment, the release or threatened release of Hazardous Materials, or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, whether existing in the past or present or hereafter enacted or promulgated, including,



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

without limitation, the Comprehensive Environmental Response Compensation and Liability Act. (42 U.S.C. 9601 et seq.) (CERCLA), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA"), the Clean Air Act (42 U.S.C. 7401 et seq.), and the Clean Water Act (42 U.S.C. 1251 et seq.). The term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste and any pollutant or contaminant or infectious or radioactive substance or any substances, materials, and wastes defined or regulated under any Environmental Law, including, without limitation, petroleum, polychlorinated biphenyls ("PCBs") and urea formaldehyde.

            (b) The Company is in compliance in all material respects with all Environmental laws which are applicable to the Company and the operation of their respective businesses.

            (c) The Company has obtained, and is in full compliance with, all federal, state and local permits, licenses, authorizations and other governmental consents ("Environmental Permits") required by any Environmental Law, for the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes, Hazardous Materials, and other substances used or produced in the conduct of their respective businesses. All such Environmental Permits are in full force and effect and the Company has made all necessary filings required by such permits.

            (d) There are no facts, events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that may give rise to any liability of the Company under CERCLA, RCRA, or any other Environmental Law, relating to clean-up costs, remedial work, fines, penalties, damage to natural resources, personal injury or property damage. There are no claims, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Company, threatened against the Company based on or related to any Environmental Law.

                                    Article 4
                  Representations and Warranties of the Purchaser

      The Purchaser hereby represents and warrants to the Company as follows:

      4.1 No Registration. Purchaser understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Act (as defined in Section 3.4 above) and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of the Purchaser below or otherwise made hereunder.

      4.2 Sophistication. Purchaser has sophisticated knowledge of business affairs to decide whether or not to make the investment contemplated herein.

      4.3 Access to Information. Purchaser has had full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Shares and has had full


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

access to the Company's officers and such other information concerning the Company as it has requested.

      4.4 Investment. Purchaser is acquiring the Shares to be issued and sold hereunder (and the Common Stock issuable upon conversion of the Shares) for investment in its own account, and not as a nominee or agent, and not with a view to or for sale in connection with the distribution thereof. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares or such Common Stock are registered pursuant to the Act, or an exemption from such registration is available, and that the Company has no present intention of registering the Shares or such Common Stock. Purchaser further understands that there is no assurance that any exemption from the Act will be available or, if available, that such exemption will allow Purchaser to dispose of or otherwise transfer any or all of the Shares or such Common Stock under the circumstances in the amounts or at the times Purchaser might propose.

      4.5 Authorization. Purchaser has the full power, right and authority to execute and deliver this Agreement, and to perform its obligations hereunder. This Agreement, when executed by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Purchaser in connection with the execution and delivery of this Agreement or the performance of Purchaser's obligations hereunder.

      4.6 Tax Advisors. Purchaser has reviewed with its own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

      4.7 Investor Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with its own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.

      4.8 Resale Under Rule 144. Purchaser acknowledges that it is aware of Rule 144 promulgated under the Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144, except as otherwise provided by section (k) of that Rule, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, and limitations on


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

the amount of securities to be sold and the manner of sale. Purchaser acknowledges and understands that notwithstanding the Company's obligations under the Rights Agreement the Company may not be satisfying the current public information requirement of Rule 144 at the time it wishes to sell the Shares or any Common Stock received on conversion thereof, and that, in such event, it may be precluded from selling such stock under such Rule, even if the other requirements of such Rule have been satisfied. Purchaser acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Act, compliance with the SEC's Regulation A or an exemption from registration will be required for any disposition of the Shares and the Common Stock issued on conversion thereof. Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

      4.9 Residency. The residency of Purchaser (or, in the case of a partnership or corporation, such entity's principal place of business) is New York.


                                    Article 5
                     Conditions to Closing of the Purchaser

      The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment of each of the following conditions on or before June 15, 1998:

      5.1 Representations and Warranties Correct. The representations and warranties made by the Company pursuant to Article 3 hereof shall be true and correct when made and shall be true and correct as of the Closing Date.

      5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

      5.3 Investor Rights Agreement. The Company, the Purchaser and the other parties thereto shall have entered into the Rights Agreement attached hereto as Exhibit B.

      5.4 Opinion of Company's Counsel. Purchaser shall have received from Wilson Sonsini Goodrich & Rosati, P.C., counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date and in substantially the form attached hereto as Exhibit C.

      5.5 Compliance Certificate. The Company shall have delivered to the Purchaser a certificate of the Company, executed by an officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.


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

      5.6 Secretary's Certificate. The Company shall have delivered to the Purchaser a certificate executed by the secretary of the Company, dated as of the Closing Date, certifying the following: (a) resolutions adopted by the Board approving the Restated Certificate and the transactions contemplated by this Agreement and the Ancillary Agreement; (b) resolutions adopted by the stockholders approving the Restated Certificate and the transactions contemplated by this Agreement; (c) the Restated Certificate; and (d) Bylaws of the Company.

      5.7 Good Standing Certificate. The Company shall have delivered to the Purchaser a certificate dated as of the most recent practicable date prior to the Closing Date issued by the Secretary of State of California to the effect that the Company is qualified and in good standing.

      5.8 Restated Certificate of Incorporation. The Restated Certificate of Incorporation shall have been duly adopted by the Company and shall have been filed with the Secretary of State of Delaware.

      5.9 Authorizations. All governmental authorizations, consents, approvals, exemptions, or other actions required to issue or purchase the Shares pursuant to this Agreement shall have been obtained and shall be in full force and effect.

      5.10 Blue Sky. The Company shall have obtained all necessary "Blue Sky" permits and qualifications required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion thereof, or shall have the availability of exemptions therefrom.

      5.11 No Material Adverse Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

      5.12 Bylaws. The Bylaws of the Company shall have been amended and restated in form and substance satisfactory to the Purchaser.

      5.13 Board of Directors. The Board of Directors shall have taken action to increase the size of the Board by one director, and shall have elected Purchaser's nominee to the Board.


                                    Article 6
                      Conditions to Closing of the Company

      The Company's obligation to sell the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions on or before June 15, 1998:

      6.1 Representations. The representations made by the Purchaser pursuant to
Article 4 hereof shall be true and correct when made and shall be true and correct as of the Closing Date.


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

      6.2 Ancillary Agreement. The Ancillary Agreement shall have been executed and shall be binding on the parties thereto.

      6.3 Restated Certificate of Incorporation. The Restated Certificate of Incorporation shall have been duly adopted by the Company and its stockholders and shall have been filed by the Secretary of State of Delaware.

      6.4 Payment of Purchase Price. The Purchaser shall have delivered to the Company the purchase price for the Purchaser's Shares.


                                     Article 7
              Affirmative Covenants of the Company and the Purchaser

      7.1 Brokers or Finders. The Company shall hold harmless and indemnify the Purchaser from and against any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement incurred, directly or indirectly, as a result of any action taken by the Company, and the Purchaser shall hold harmless and indemnify the Company from and against any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement incurred, directly or indirectly, as a result of any action taken by the Purchaser.

      7.2 Transferees. The Purchaser covenants to cause any proposed purchaser, assignee, transferee, or pledgee of any Series D Preferred held by the Purchaser to take and hold such Shares subject to the provisions and upon the conditions of this Agreement and the Rights Agreement.

      7.3 Use of Proceeds. The Company covenants to use the proceeds of the sale of the Shares for the following purposes: (i) $3,700,000 for procurement of production materials and/or supplies; (ii) up to $2,200,000 for retirement of existing debt; (iii) up to $200,000 for legal and/or accounting expenses; (iv) $400,000 for sales and marketing; and (v) the balance of the proceeds for operating capital.

      7.4 Notice of Transaction Filing. Within fifteen (15) days prior to the Closing, the Company shall file the Notice of Transaction Pursuant to California Corporations Code 25102(f) with the California Secretary of State.


                                    Article 8
                                  Miscellaneous

      8.1 Governing Law. This Agreement will be interpreted and governed by the laws of the State of California, without reference to conflict of laws principles.

      8.2 Successors and Assigns. This Agreement, and any and all rights and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Purchaser without the Company's prior written consent. Any attempt by a Purchaser without such permission to assign, transfer, delegate or sublicense any rights, duties, or obligations that arise under this Agreement are void. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      8.3 Modifications. No amendment or modification of this Agreement will be effective unless assented to in writing by the Company and the Purchaser. Notwithstanding the foregoing, in no event shall the obligation of the Purchaser to purchase shares hereunder be increased, except upon the written consent of the Purchaser.

      8.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to the Purchaser, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Common Stock issued upon conversion of Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement or at such other address as the Company shall have furnished to the Purchaser and each such other holder in writing.

      8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      8.6 Rights; Separability; Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

      8.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      8.8 Entire Agreement; Amendment. This Agreement (including all exhibits hereto), the Ancillary Agreement, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof; provided, however, that the Company remains bound by the exclusivity provisions of Section D of the letter of intent, dated April 3, 1998, from the Purchaser to the Company.

      8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      8.10 Survival of Representations and Warranties. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser, its counsel, or the Company, as the case may be.

      IN WITNESS WHEREOF, the undersigned, being duly authorized agents of the parties, have executed this Agreement as of the Effective Date.

                                          "COMPANY"

                                          MOBINETIX SYSTEMS, INC.


                                          By: /s/ Aziz Valliani
                                              ----------------------------------
                                              Name:  Aziz Valliani
                                              Title: President and CEO
                                              Date of Execution: 5/8/98


                                          "PURCHASER"

                                          WELCH ALLYN, INC.

                                          By: /s/  Jeffrey C. Stuck
                                              ----------------------------------
                                              Name:  Jeffrey C. Stuck
                                              Title: V.P. Business Development
                                              Date of Execution: 4/23/98